Exhibit 10.14

AMENDMENT

TO

2020A SERIES

OF

BRIDGE PROMISSORY NOTES

OF

CLIP INTERACTIVE, LLC

October 16, 2020

Reference is made to that 2020A Series of bridge promissory notes (the “Notes”) issued by Clip Interactive, LLC, a Colorado limited liability company (the “Company”) in a series of multiple closings to certain persons and entities (collectively, the “Holders”).

A.       The Company and the Holders desire to amend the Notes as set forth below.

B.       Any terms of the Notes may be amended or waived with the written consent of the Company and the Holders of a majority of the outstanding principal amount of the Notes (the “Majority Holders”) if such amendment or waiver applies to all Holders of the Notes in the same fashion.

C.       Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Notes.

The Notes are hereby amended as follows:

1.       A new Section 2(f) is hereby added to read as follows:

“(f) Automatic Conversion upon Initial Public Offering. In the event that Auddia Inc. (“Auddia”), the successor entity of the Company via a corporate conversion, issues and sells securities in a Qualifying IPO (as defined below), then (i) the outstanding principal balance of this Note and any unpaid accrued interest shall automatically convert (without any further action by the parties) into shares of Auddia common stock, and (ii) the provisions of Section 2(b) of this Note will not apply to the Qualifying IPO. The conversion price shall be the per common share initial public offering price (before underwriting discounts and commissions) set forth in the final prospectus for the Qualifying IPO. “Qualifying IPO” shall mean a registered initial public offering by Auddia of its securities which (i) results in gross proceeds to Auddia of at least $4.0 million (before underwriting discounts and commissions), and (ii) becomes effective on or before December 31, 2020. In the event that the Auddia securities sold in a Qualifying IPO include warrants in addition to common shares, the conversion price hereunder shall be calculated without regard to any offered warrants (as determined by the Company in good faith). By way of illustration, the Company’s current SEC filing for its initial public offering provides for the offering of one unit (consisting of one common share and one common warrant) at a public offering price of $4.125 per unit. In such circumstance, the Company would determine that the conversion price would be $4.00 per common share. In the event of an automatic conversion of the Notes in connection with a Qualifying IPO, the Company shall have the option to pay up to a maximum of 30 days of accrued interest on the Notes in cash (rather than having such accrued interest converted into shares of Auddia common stock.”

2.       Except as amended herein, all terms and conditions of the Notes shall remain the same and in full force and effect. This Amendment shall become effective when executed and delivered by the Company and the Majority Holders.

3.       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

1

The parties have executed this Amendment to Bridge Promissory Note as of the date first noted above.

COMPANY:

Clip Interactive, LLC

By:

	Name:	Michael Lawless
	Title:	Chief Executive Officer

Signature Page for Amendment to Bridge Promissory Note

2

The parties have executed this Amendment to Bridge Promissory Note as of the date first noted above.

HOLDER (if an entity):

Name of Holder:

By:

Name:
Title:

HOLDER (if an individual):

Name of Holder:

Signature:

Signature Page for Amendment to Bridge Promissory Note

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